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Exhibit 10.10

PLEDGE AGREEMENT

made on 22 January 2004

between

CONCORDIA BUS NORDIC AB (PUBL)

as Pledgor

and

DEUTSCHE TRUSTEE COMPANY LIMITED

as Security Trustee

Hannes Snellman
Helsinki

PLEDGE AGREEMENT

        THIS AGREEMENT is dated 22 January 2004 and made between:

  (1)
  CONCORDIA BUS NORDIC AB (PUBL), a public limited liability company duly organised under the laws of Sweden and registered under the corporate identity number 556031-8569 in the Swedish Trade Register (the "Pledgor"); and

  (2)
  DEUTSCHE TRUSTEE COMPANY LIMITED, a duly authorised representative of each of the Secured Parties (the "Security Trustee").

  WHEREAS

  (a)
  By an indenture made between the Pledgor and the Deutsche Bank Trust Company America as trustee (the "Trustee"), dated 22 January 2004 (the "Indenture") the Pledgor has issued senior secured notes in the initial aggregate principal amount of EUR 130,000,000 (the "Notes").

  (b)
  The Pledgor owns 2,000 shares of Concordia Bus Finland Oy Ab, a limited liability company duly organised under the laws of Finland (business identity code 0505988-8) (the "Company"). The Pledgor's 2,000 shares represent 100 per cent of the registered and paid-up share capital of the Company.

  (c)
  It is a condition precedent of the Indenture that the Pledgor enters into this Agreement and hereby secures the Secured Liabilities.

        IT IS AGREED as follows:

1.    DEFINITIONS AND INTERPRETATION

  1.1
  In this Agreement:

    "Additional Shares" means any future shares of the Company at any time legally and beneficially acquired and owned by the Pledgor in addition to or in exchange or substitution or replacement of all or any of the Original Shares.

    "Ancillary Rights" means all rights (including, without limitation, the Voting Rights, but other than the Distribution Rights) conferred by Finnish law upon the holders of shares, such as the right to receive any and all notices convening a general meeting of shareholders of the company and the right to attend and address such meetings (Fi: Hallinnoimisoikeudet), as well as any rights of holders of shares in the Company under the Articles.

    "Articles" means the articles of association of the Company as currently in force.

    "Distribution Rights" means the Dividends and any stocks, shares, rights, securities, money or property accruing or offered by way of redemption, bonus, preference, option rights, share premium reserves to or in respect of all allotments, offers, rights, benefits and advantages whatsoever occurring, offered or arising at any time in respect of any Shares (Fi: Varallisuuspitoiset oikeudet).

    "Dividends" means any dividends or interest paid or payable or made after the date of this Agreement on or in respect of any Shares.

    "Event of Default" means any event which constitutes an Event of Default as defined in the Indenture.

    "Finance Documents" means the Indenture and the Security Documents (as defined in the Indenture).

    "Holders" means, from time to time, the holders of the Notes.

    "Original Shares" means all 2,000 shares presently issued by the Company.

    "Related Rights" means the Distribution Rights and the Ancillary Rights.

    "Secured Liabilities" means all present and future obligations and liabilities (whether actual or contingent) of the Pledgor to any of the Secured Parties under or pursuant to the Finance Documents, in each case together with interest, all costs, charges and expenses incurred by any Secured Party in connection with the protection, preservation or enforcement of its respective rights under the Finance Documents.

    "Secured Parties" means each and all of the Security Trustee and the Trustee (as represented by the Security Trustee) on their own behalf and as duly authorized representative of the Holders.

    "Security Assets" means the Shares and the Related Rights pertaining thereto.

    "Security Period" means the period beginning on the date of this Agreement and ending on the date upon which all the Secured Liabilities which have arisen have been unconditionally and irrevocably paid and discharged in full.

    "Shares" means the Original Shares and any Additional Shares of the Company.

    "Share Certificate" means one (1) Share Certificate representing all the Original Shares.

    "Voting Rights" means the voting rights pertaining to the Shares.

  1.2
  In this Agreement, unless the contrary intention appears, references to:

  (a)
  a provision of law is a reference to that provision as amended or re-enacted from time to time;

  (b)
  a person includes its successors, transferees and assigns;

  (c)
  any document, agreement or other instrument is a reference to that document, agreement or other instrument as from time to time amended, novated, varied, restated, replaced or supplemented, without limitation;

  (d)
  clause headings are inserted for convenience only and are to be ignored in construing this Agreement and, unless otherwise specified, all references to Clauses are to clauses of this Agreement;

  (e)
  unless the context otherwise requires, words denoting the singular number shall include the plural and vice versa;

  (f)
  any party shall include that party's successors and permitted transferees and assigns;

  (g)
  the Security Trustee shall be construed as references to the same in its capacity as security trustee or collateral agent under the Indenture and/or the Security Trust Agreement and shall include any additional and/or successor security trustee or collateral agent, in each case acting in such capacity and on behalf of itself and the Secured Parties.

  (h)
  the Security Assets include, where the context so requires, references to all or any of the constituent parts thereof; and

  (i)
  such terms as "this Agreement", "hereunder", "herein" and "hereby" shall, where the context so requires, be construed as including references to any supplemental agreement.

  1.3
  Terms defined in the Finance Documents have the same meanings when used in this Agreement unless otherwise defined in this Agreement.

  1.4
  If the Security Trustee or the Trustee considers that in respect of an amount paid to a Secured Party under a Finance Document there is a reasonable risk that such payment will be recovered, avoided or otherwise set aside in the liquidation, corporate restructuring (Fi: Yrityssaneeraus) or bankruptcy of the payer or otherwise, then that amount shall not be considered to have been irrevocably paid for the purposes of this Agreement.

2.    PLEDGE OF SECURITY ASSETS

  2.1
  As security for the due and punctual payment, discharge and performance of the Secured Liabilities the Pledgor hereby irrevocably and unconditionally, on the terms and conditions set out herein:

  (a)
  pledges to the Secured Parties represented by the Security Trustee absolutely all rights, title and interest in and to the Original Shares and the Related Rights pertaining thereto; and

  (b)
  pledges in advance to the Secured Parties represented by the Security Trustee any Additional Shares and the Related Rights pertaining thereto. To the extent the pledge in advance referred to in this Clause 2.1 (b) is not effective under Finnish law, the Pledgor covenants with the Secured Parties to pledge to the Secured Parties any Additional Shares immediately upon their issue and the Related Rights pertaining thereto by way of a supplemental pledge.

  2.2
  Upon the occurrence of an Event of Default, the Secured Parties shall forthwith become entitled, solely and exclusively, to exercise and utilise any and all Related Rights pertaining to the Shares including the right to receive and retain all Dividends and to apply the proceeds thereof as provided in this Agreement.

  2.3
  Prior to an Event of Default, the Pledgor shall be entitled:

  (a)
  to exercise the Ancillary Rights in any manner and for any purpose not inconsistent with any provision of the Finance Documents. The Pledgor shall not, however, without the prior consent of the Security Trustee, exercise the Voting Rights in favour of resolutions having the effect of a violation of any of the undertakings referred to in Clause 4 or the liquidation, suspension of payment or bankruptcy of the Company except that where a mandatory provision of Finnish law requires a resolution referred herein the Pledgor is entitled to act without prior consent of the Security Trustee; and if a prior written consent of the Security Trustee is needed, the Pledgor shall advice the Security Trustee in writing at least ten (10) days prior to any general meeting of the shareholder of the Company of its intention to attend and vote and of how it intends to vote in the matters to be decided by the meeting and the Security Trustee shall be entitled, by sending a notice to the Pledgor in writing a minimum of five (5) days prior to the general meeting, to order the Pledgor to vote in the way advised by the Security Trustee in such notice of otherwise in writing. In the absence of any such further instructions from the Security Trustee, the Pledgor is entitled to vote as set forth in the abovementioned notice from the Pledgor to the Security Trustee.

  (b)
  to receive and utilise all Dividends in cash.

3.    REPRESENTATIONS AND WARRANTIES

  3.1
  In addition and without prejudice to the representations and warranties of the Pledgor, or made in respect of the Pledgor or the Company, herein or in any of the other Finance Documents, the Pledgor represents and warrants to each of the Secured Parties that:

  (a)
  it is a public limited liability company, duly incorporated and validly existing under the laws of Sweden;

  (b)
  the Company is a limited liability company, duly incorporated and validly existing under the laws of Finland;

  (c)
  the Original Shares are duly authorized and validly issued, are fully paid up and constitute the entire outstanding issued share capital of the Company;

  (d)
  it is the sole holder and legal and beneficial owner of the Shares, has full title thereto and is entitled to pledge the Shares to the Secured Parties;

  (e)
  it has the power to enter into, perform and deliver, and has taken all necessary action to authorise the entry into, performance and delivery of this Agreement and the transactions contemplated by this Agreement;

  (f)
  this Agreement constitutes legally binding and valid obligations of the Pledgor enforceable in accordance with its terms (except as such enforcement may be limited by any relevant bankruptcy, insolvency, receivership or similar laws affecting creditors' rights generally);

  (g)
  this Agreement constitutes a first priority right of pledge enforceable against the Pledgor and a liquidator or receiver of the Pledgor and third party beneficiaries of the Pledgor;

  (h)
  all necessary consents and authorisations required in relation to the entry into, performance, validity and enforceability of this Agreement have been obtained and are in full force and effect;

  (i)
  there are no covenants or agreements, which adversely affect the Security Assets; and

  (j)
  other than as created under or pursuant to this Agreement the Security Assets are free from any encumbrance or attachment.

  3.2
  The representations and warranties set out in this Clause 3 are made on the date of this Agreement and are deemed to be repeated by the Pledgor on each other date during the Security Period on which any of the representations or warranties set out in the Indenture are repeated with reference to the facts and circumstances then existing.

4.    UNDERTAKINGS

  4.1
  In addition and without prejudice to the undertakings of the Pledgor, or made in respect of the Pledgor or the Company, herein or in any of the other Finance Documents, the Pledgor hereby undertakes to the Secured Parties throughout the Security Period:

  (a)
  to deliver to and deposit with the Security Trustee, or as the Security Trustee may direct, for the benefit of the Secured Parties on the effective date of this agreement stated at the beginning of this agreement the Share Certificate and other documents of title or evidence of ownership or other rights in relation to the Shares, each such certificate or document duly endorsed in blank, to be held by the Security Trustee or its nominees on behalf of the Secured Parties;

  (b)
  to upon the request by the Security Trusteeprocure that the Company issues interim certificates or share certificates or any other documents of title or evidence of ownership or other rights in relation to the Shares, duly endorsed in blank, to the extent such certificates have not been issued;

    (c)
    (c) to ensure that the Security Assets are free from any restrictions on transfer, save as provided by Finnish law and the Articles; and

    (d)
    to promptly notify the Security Trustee in writing of any attachment of the Security Assets and of any other fact or circumstance which may adversely affect the pledge created hereunder or any of the rights of the Secured Parties hereunder.

  4.2
  The Pledgor further undertakes to the Secured Parties throughout the Security Period without the prior written consent of the Security Trustee:

  (a)
  not to sell, transfer or otherwise dispose of the Security Assets or part thereof or agree to do any such thing;

  (b)
  not to create or permit to subsist any mortgage, charge, lien, assignment, encumbrance or other security interest or any interest, right or claim of third parties of any kind on, over, with respect to or otherwise affecting the whole or any part of the Security Assets or any part thereof (other than in favour of the Secured Parties) or agree to do any such thing;

  (c)
  not to take any action whereby the rights pertaining to the Shares are altered or diluted;

  (d)
  not to permit or suffer the Company to issue any new shares in the Company or to acquire or to reduce the issued share capital of the company by a cancellation of any Shares or the reduction of the nominal value thereof;

  (e)
  not to grant any option or other third party right in relation to the Shares; and

  (i)
  not to do or cause or permit to be done anything which adversely affects the interests of the Secured Parties hereunder, the validity or enforceability of the pledge created hereunder or (the value of) the Security Assets.

5.    CONTINUING SECURITY

  5.1
  The security constituted by this Agreement shall be a continuing security, shall continue in full force and effect during the Security Period and shall be in addition to and not adversely affect, or be adversely affected by any other Finance Document, and shall continue in force notwithstanding any intermediate payment or discharge in whole or in part of the Secured Liabilities until released in accordance with Section 14.

  5.2
  This Agreement is in addition to and is not in any way prejudiced by any present or future guarantee, Security Assets, lien or other security held by the Security Trustee or any other Secured Party.

  5.3
  The rights of the Secured Parties hereunder are in addition to and not exclusive of those provided by law.

  5.4
  Where any discharge is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is void or avoided or otherwise set aside or must be restored on insolvency, liquidation or otherwise without limitation, the liability of the Pledgor under this Agreement shall continue as if such discharge or arrangement had not occurred.

6.    ENFORCEMENT OF PLEDGE

    In the event that the Pledgor fails to fulfil the Secured Liabilities or any part thereof, the Security Trustee shall have the right without a judgment or decision of the competent court and without prior notice (provided that where the giving of such notice can in the opinion of the Security Trustee, to be exercised at its discretion, be done without prejudice to the rights or interests of the Secured Parties, no sale shall be undertaken without first giving the Pledgor ten (10) days prior notice) to cause the sale of the Security Assets or any part thereof, whether for cash, notes or other property, and upon such terms, all at the option and in the sole discretion of the Security Trustee, by public or private sale or through a broker or otherwise and to apply the same in or towards the Secured Liabilities or any part thereof, any costs that the Security Trustee or any other party may incur in connection with defending, protecting, preserving, collecting or enforcing the Security Assets or the Secured Parties' rights under this Agreement, all at the option and in the sole discretion of the Security Trustee, the balance, if any, being retained by the Security Trustee and applied in and towards payment of the Secured Liabilities as they fall due, provided that upon the full, unconditional and irrevocable discharge of all Secured Liabilities, any remaining proceeds shall be released to the Pledgor in accordance with Section 14 below.

    Chapter 10, Section 2 of the Finnish Commercial Code (Fi: Kauppakaari) shall not be applicable to this Agreement.

7.    APPLICATION OF SECURITY ASSETS

    To the extent not contrary to mandatory provisions of Finnish law, all moneys received by the Secured Parties hereunder shall, after the security hereby constituted shall have become enforceable but subject to the payment of any claims having priority to the pledge created hereunder, be applied by the Security Trustee in or towards payment of the Secured Liabilities or such part of them as is then due and payable in accordance with the Finance Documents.

8.    WAIVER OF DEFENCES

    The obligations of the Pledgor under this Agreement shall not be affected by any act, omission or circumstance which but for this provision might operate to release or otherwise exonerate the Pledgor from its obligations under this Agreement or prejudice or diminish those obligations in whole or in part, including without limitation and whether or not known to the Pledgor or any Secured Party:

    (a)
    any time or waiver granted to, or composition with, the Pledgor or any other person;

    (b)
    the taking, variation, compromise, exchange, renewal or release of or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, the Pledgor, or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

    (b)
    any incapacity or lack of powers, authority or legal personality of or dissolution or change in the members or in status of the Pledgor or any other person;

    (c)
    any variation (however fundamental) or replacement of a Finance Document or any other document or security, so that references to that Finance Document in this Clause shall include each variation or replacement thereafter from time to time;

    (e)
    any unenforceability, illegality, frustration or invalidity of any obligation of any person under any Finance Documents or any other documents or security, to the intent that the Pledgor's obligations under this Agreement shall remain in full force and be construed accordingly, as if there were no unenforceability, illegality or invalidity; and

    (f)
    any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of the Pledgor under a Finance Document resulting from any re-organisation, composition, insolvency, liquidation or dissolution proceedings or from any law, regulation or order so that each such obligation shall be for the purposes of the Pledgor's obligations under this Agreement be construed as if there were no such circumstance.

9.    POWER OF ATTORNEY

  9.1
  The Pledgor for the benefit of the Secured Parties hereby irrevocably appoints the Security Trustee with full right of substitution to be its attorney and on its behalf and in its name or otherwise (as the attorney may decide) to sign, execute, seal, deliver, acknowledge, file, register and perfect any and all such agreements (including any agreements to which the Secured Parties themselves are parties) and other documents and to do any and all such acts and things as the Pledgor (as the case may be) itself could (or ought to) do in relation to the Security Assets or in relation to any matters dealt with in this Agreement that are or, in the opinion of the Security Trustee or any substitute, may be, necessary or desirable to give full effect to the purposes of this Agreement and the Pledgor will ratify and confirm whatever the attorney or any substitute shall do or cause to be done in pursuance of the powers conferred to it hereby.

  9.2
  The Security Trustee shall not have any obligation whatsoever to exercise any of the powers conferred upon it by Clause 9.1. No action taken by or omitted to be taken by the attorney or any substitute shall give rise to any defence, counterclaim or set-off against the Secured Parties or otherwise adversely affect any of the Secured Liabilities.

  9.3
  The Security Trustee will not exercise the powers conferred upon it by Clause 9.1 unless and until:

  (a)
  [it has received notice under the terms of [the Indenture/Security Trust Agreement] that] an Event of Default (as defined in the Indenture) has occurred which is continuing; or

  (b)
  the Pledgor has failed to comply with any of its obligations under this Agreement.

10.    EXPENSES AND INDEMNITY

  10.1
  The Pledgor shall on demand pay and indemnify each Secured Party in respect of all Secured Liabilities and expenses (including legal fees) incurred by it:

  (a)
  in the execution or purported execution of any rights, powers or discretion in accordance with this Agreement; or

  (b)
  in the preservation or enforcement of its rights under this Agreement; or

  (c)
  on the release of any part of the Security Assets from the security created by this Agreement.

  10.2
  No Secured Party shall be liable for any losses arising in connection with the exercise or purported exercise of any of the Secured Parties' rights, power and discretion under this Agreement except for any losses arising due to gross negligence or wilful misconduct of such Secured Party.

11.    SET-OFF

    If an Event of Default occurs and is continuing a Secured Party may set off any matured obligation owed by the Pledgor under any Finance Document against any obligation (whether or not matured) owed by that Secured Party to the Pledgor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Secured Party may convert either obligation at its spot market rate of exchange in its usual course of business for the purpose of the set-off.

12.    INVALIDITY

    Should any provision of this Agreement be or become invalid, void or unenforceable, all remaining provisions and terms hereof shall remain in full force and effect and shall in no way be invalidated, impaired or affected thereby. The parties hereto agree that they will negotiate in good faith and will replace the invalid, void or unenforceable provision with a valid and enforceable provision which reflects as much as possible the intention of the parties as referred in the provision thus replaced.

13.    NOTICES

  13.1    Method

    Every notice or other communication under this Agreement shall be given in writing in English and shall be made by letter or telefax..

  13.2    Delivery

    Any notice or other communication to be given by one party to another under this Agreement shall (unless one party has by 15 days' notice to the other party specified another address) be given to that other party at the respective address given in Clause 13.3.

  13.3    Addresses

    The addresses and telefax numbers of the Security Trustee and the Pledgor are:

    (A)
    the Security Trustee

      Deutsche Trustee Company Limited
      Winchester House
      1 Great Winchester Street
      London EC2N 2DB

      Attention: The Managing Director
      Telefax:: +44 207 547 6149

    (B)
    the Pledgor

      Concordia Bus Nordic AB (publ)
      Attention:

      Address:
      ifConcordia Bus Nordic AB
      Solna Strandväg 78
      SE-171 54 Solna
      Sweden

      Telephone:
      Telefax:: +47 67 83 29 30

  13.4    Deemed receipt

    (a)
    Any notice or other communication given by the Security Trustee will be deemed to have been received:

    (i)
    if by letter, on the fifth Business Day from dispatch thereof, and

    (ii)
    if by telefax, on the day of dispatch.

      Provided that a notice given in accordance with the above but received on a day, which is not a business day or after normal business hours in the place of receipt, shall be deemed to have been received on the next business day.

    (b)
    Any notice or other communication given to the Security Trustee shall be deemed to have been given only on actual receipt.

14.    RELEASE OF THE SECURITY ASSETS

    Upon the expiry of the Security Period and once the Secured Liabilities have been unconditionally and irrevocably paid and discharged in full, the Security Trustee shall, at the request of the Pledgor and subject to the Security Trustee being indemnified in respect of its costs, release to the Pledgor all right, title and interest of the Secured Parties in or to the Security Assets and give such instructions and directions as the Pledgor may require in order to perfect such release.

15.    GOVERNING LAW, JURISDICTION

    (a)
    This Agreement shall be governed by and construed in accordance with Finnish law.

    (b)
    The courts of Finland shall have exclusive jurisdiction over matters arising of or in connection with this Agreement. The District Court of Helsinki shall be court of first instance.

    (c)
    The submission to the jurisdiction of Finnish Courts shall not limit the right of the Secured Parties to take proceedings against the Pledgor in any court, which may otherwise exercise jurisdiction of the Pledgor or any of its assets.

    This Agreement has been entered into on the date stated at the beginning of this Agreement.

    CONCORDIA BUS NORDIC AB (PUBL)

    By:

    DEUTSCHE TRUSTEE COMPANY LIMITED

    By:

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  Exhibit 10.10